UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2009

Cameron International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2009, Nathan M. Avery retired from the Board of Directors of Cameron International Corporation ("Cameron" or "Company"), at the expiration of his term as a Class II director, in accordance with Cameron’s Corporate Governance Principles of which provide that a director may not stand for reelection after reaching 72 years of age.

On May 13, 2009, the stockholders of Cameron approved an amendment to Cameron’s Equity Incentive Compensation Plan ("Plan") increasing the number of authorized shares under the Plan to 23,054,100.

On May 13, 2009, the Board of Directors of Cameron adopted an Executive Incentive Compensation Clawback Policy which gives the Board of Directors, or a special committee of the Board, the right to recoup incentive compensation awarded or paid to certain Executive Officers of the Company if, 1) a material restatement of the Company’s financial results is required by federal securities laws, and 2) such restatement was made necessary, in whole or in part, by the fraud or willful misconduct of any of these Officers. Under this Policy, the Board or Committee may recoup all incentive compensation paid or awarded under the Company’s long-term incentive plan and annual incentive compensation plan that is in addition to that which any such Officer committing such act would have been paid or awarded under such plans on the basis of the restated results. Amendments to the Company’s 2005 Equity Incentive Compensation Plan and Management Incentive Compensation Plan were also approved by the Board implementing this Policy.

On May 13, 2009, the Board also amended Cameron’s Non-employee Director Compensation Program, initially adopted in July 2005, to increase the value of common stock outside directors are expected to own under the Company’s stock ownership guidelines to six times their annual retainer, $300,000. In addition, the annual retainer paid to the Chair of the Compensation Committee was increased to $15,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2009, the Board of Directors of Cameron approved amendments to Cameron’s Amended and Restated Bylaws (the "Bylaws"), effective as of that date, to revise certain provisions relating to Advance Notice for Business and Director Nominations at the Annual Meeting. The amendments require that, (1) a stockholder proponent fully disclose all economic interest of such stockholder in the Company, including whether such interest is subject to or the result of any short position, synthetic swap, or forward shares, (2) such stockholder proponent provide an update on the information regarding all economic interest as of 10 days prior to the annual meeting by no later than 7 days prior to the meeting, and (3) that such stockholder must appear in person at the annual meeting in order to bring such business before the meeting.

A copy of the Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is being furnished as an exhibit to this report:

3.1 Third Amended and Restated Bylaws of Cameron International
Corporation

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cameron International Corporation

May 19, 2009	By:	William C. Lemmer

Name: William C. Lemmer
Title: Senior Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Cameron International Corporation